NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the following securities issued by EGA Emerging Global Shares Trust (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

EGShares Telecom GEMS ETF (suspended: 10/7/2013) symbol: TGEM

EGShares Utilities GEMS ETF (suspended: 10/7/2013) symbol: UGEM

EGShares Technology GEMS ETF (suspended: 10/7/2013) symbol: QGEM

EGShares Health Care GEMS ETF (suspended: 10/7/2013) symbol: HGEM

EGShares Industrials GEMS ETF (suspended: 10/7/2013) symbol: IGEM

EGShares Consumer Goods GEMS ETF (suspended: 10/7/2013) symbol: GGEM

EGShares Basic Materials GEMS ETF (suspended: 10/7/2013) symbol: LGEM

EGShares Energy GEMS ETF (suspended: 10/7/2013) symbol: OGEM

EGShares GEMS Composite ETF (suspended: 10/7/2013) symbol: AGEM

EGShares Financials GEMS ETF (suspended: 10/7/2013) symbol: FGEM

EGShares Consumer Services GEMS ETF (suspended: 10/7/2013) symbol: VGEM

This action is being taken pursuant to the provisions of Rule 12d2-2(a)(1), as NYSE Regulation has been notified that the issuer has liquidated the securities listed above. Accordingly, trading in each issue was suspended before the opening on the dates specified above.